UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ___________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)         February 2, 2007
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                           ENZON PHARMACEUTICALS, INC.
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             (Exact name of registrant as specified in its charter)




          Delaware                    0-12957                 22-2372868
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(State or other jurisdiction)  (Commission File No.)    (IRS Identification No.)
 of incorporation



             685 Route 202/206, Bridgewater, New Jersey            08807
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            (Address of principal executive offices)            (Zip Code)



Registrant's telephone number, including area code           (908) 541-8600
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

     [ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On February 2, 2007, Enzon Pharmaceuticals, Inc. (the "Company") announced plans to consolidate its manufacturing operations by discontinuing all activity and closing its South Plainfield, New Jersey facility. It is currently expected that the closing of the facility and the transition of operations to the Company's Indianapolis facility will take approximately one year. The closing of that facility is expected to result in the separation of approximately fifty employees. The Company expects to incur between $8 million and $10 million associated with personnel severance and transition costs in 2007 and a write-off of approximately $8 million associated with closing the leased facility in 2008.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 5, 2007

                                       By: /s/ Craig A. Tooman
                                           ---------------------------------
                                           Craig A. Tooman
                                           Executive Vice President, Finance and
                                           Chief Financial Officer